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EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (No. 333-45534) of Microvision Inc., of our report dated March 25, 2003 relating to the consolidated financial statements and financial statement schedule of Microvision, Inc., which appears in the Annual Report on Form 10-K of Microvision, Inc. for the year ended December 31, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP
Seattle, Washington
December 22, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS